Exhibit 99.1

Investor Contact	Media Contact
Mark Feuerbach	Ryan Flaim
Innophos	Sharon Merrill Associates
609-366-1204	617-542-5300
investor.relations@innophos.com	iphs@investorrelations.com

FOR IMMEDIATE RELEASE

Innophos Announces New Purified Phosphoric Acid (“PPA”)

Supply Agreement with Nutrien

Ensures Security of Supply for Specialty Phosphate Product Portfolio

Demonstrates Continued Commitment to Market-Leading Specialty Phosphate Technology-based Solutions

CRANBURY, New Jersey – (July 2, 2018) – Innophos Holdings, Inc. (NASDAQ: IPHS) today announced that it has entered into a three-year Purified Phosphoric Acid (“PPA”) supply agreement with Nutrien, a global agriculture leader that was formed in January 2018 with the merger of Agrium and PotashCorp, the former parent company of PCS Purified Phosphates. The new contract replaces the existing long-term supply agreement set to expire in July 2018.

Under the terms of the agreement, which will go into effect as of July 30, 2018, Nutrien will continue to supply Innophos with PPA, a key raw material in the manufacture of the Company’s phosphate product portfolio. The third-party supply agreement supplements the Company’s internal PPA production and ensures security of supply, enabling Innophos to continue to serve its customers with best-in-class products.

“The new PPA agreement with Nutrien is an important step forward in sustaining Innophos’ leadership position and supporting our commitment to provide our customers with our market-focused specialty phosphate portfolio serving the Food, Health, Nutrition and Industrial Specialties end markets,” said Kim Ann Mink, Ph.D., Chairman, President and Chief Executive Officer. “By securing ongoing access to a high-quality, external supply of PPA from Nutrien, we are able to supplement our internal PPA capacity in order to efficiently serve our valued customer base without interruption. As part of our broader strategic manufacturing optimization initiative, we continue to evaluate additional opportunities to further optimize the security and cost profile of our supply chain over the long-term.”

About Innophos

Innophos is a leading international producer of specialty ingredient solutions that deliver far-reaching, versatile benefits for the food, health, nutrition and industrial markets. We leverage our expertise in the science and technology of blending and formulating phosphate, mineral, enzyme and botanical based ingredients to help our customers offer products that are tasty, healthy, nutritious and economical. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations across the United States, in Canada, Mexico and China. For more information, please visit www.innophos.com. ‘IPHS-G’

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains or may contain forward-looking statements within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. Statements made in this press release that relate to our future performance or future financial results or other future events (which may be identified by such terms as “expect”, “estimate”, “anticipate”, “assume”, “believe”, “plan”, “intend’, “may”, “will”, “should”, “outlook”, “guidance”, “target”, “opportunity”, “potential” or similar terms and variations or the negative thereof) are forward-looking statements, including the Company’s expectations regarding the business environment and the Company’s overall guidance regarding future performance and growth. These statements are based on our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may materially differ from the expectations expressed in or implied by these forward-looking statements. Factors that could cause the Company’s actual results to differ materially include, but are not limited to: (1) global macroeconomic conditions and trends; (2) the behavior of financial markets, including fluctuations in foreign currencies, interest rates and turmoil in capital markets; (3) changes in regulatory controls regarding tariffs, duties, taxes and income tax rates; (4) the Company’s ability to implement and refine its Vision 2022 strategic roadmap; (5) the Company’s ability to successfully identify and complete acquisitions in line with its Vision 2022 strategic roadmap and effectively operate and integrate acquired businesses to realize the anticipated benefits of those acquisitions; (6) the Company’s ability to realize expected cost savings and efficiencies from its performance improvement and other optimization initiatives; (7) the Company’s ability to effectively compete in its markets, and to successfully develop new and competitive products that appeal to its customers; (8) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (9) the Company’s ability to benefit from its investments in assets and human capital and the ability to complete projects successfully and on budget; (10) economic, regulatory and political risks associated with the Company’s international operations, most notably Mexico and China; (11) volatility and increases in the price of raw materials, energy and transportation, and fluctuations in the quality and availability of raw materials and process aids; (12) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (13) the Company’s ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws and (14) the Company’s ability to meet quality and regulatory standards in the various jurisdictions in which it has operations or conducts business. We caution you to consider the important risks and other factors as set forth in the forward-looking statements section and in Item 1A Risk Factors in our most recent Annual Report on Form 10-K, as amended by subsequent reports on Forms 10-Q and 8-K. We do not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.